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                                                                   EXHIBIT 10.23

March 10, 2001


Special Situations Fund III, L.P.
153 East 53rd Street, 55th Floor
New York, NY 10022


Gentlemen:

This letter is delivered to you with reference to (i) the Investment Agreement, dated as of March 10, 2000 (the "Investment Agreement"), by and among Optical Sensors Incorporated (the "Company"), Circle F Ventures LLC and Special Situations Fund III, L.P. ("SSF"), (ii) the Convertible Promissory Note ("Note") issued by the Company to SSF pursuant to the Investment Agreement and (iii) the Warrants (individually, a "Warrant" and collectively, the "Warrants") issuable by the Company to SSF upon conversion of the Note.

Section 3(a) of the Investment Agreement and the first sentence of Section 2.1 of the Note are hereby amended to the extent necessary to change the conversion price of the Note to Twenty Five Thousand Dollars ($25,000) per Unit. Section 3(a) of the Investment Agreement is hereby amended to the extent necessary to change the initial exercise price of the Warrant to $.50 per share.

Section 1 of the Investment Agreement and the first paragraph of the Note are hereby amended to the extent necessary to extend the Maturity Date of the Note to September 30, 2001.

Section 3(c) of the Investment Agreement is hereby amended and restated in its entirety as follows:

     (c) Conversion. The entire principal balance of the Note will convert into Units, without any action of the Investor, 30 days following written notice from the Company, of the earlier to occur of (i) the completion of a financing by the Company that results in gross proceeds to the Company of at least $2,500,000, (ii) the Company entering into a distribution or other strategic relationship with a third party under which the Company will receive value of at least $2,000,000 during the term of such relationship, or (iii) any combination of the transactions described in clauses (i) or (ii) which, in the aggregate, results in gross proceeds to the Company or under which the Company will receive at least $2,500,000.

The registration rights referred to in Section 7 of the Investment Agreement shall cover all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

This letter shall be binding on the Company and SSF, but shall not amend the Investment Agreement with respect to any other party thereto or amend the terms of any notes or warrants
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Special Situations Fund III, L.P.
March 10, 2001
Page 2

issued under the Investment Agreement to any party other than SSF. In the event of any inconsistency between the terms of this letter and the terms of the Investment Agreement, the Note or any Warrant, the terms of this letter shall govern.



OPTICAL SENSORS INCORPORATED           SPECIAL SITUATIONS FUND


/s/ Wesley G. Peterson                 /s/ David Greenhouse

Wesley G. Peterson                     David Greenhouse
Chief Financial Officer